Exhibit 3.1

BCS/CD-510 (Rev. 05/10)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received		(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
John H. Masterson
Address
15 Hampshire Street
City	State		ZIP Code
Mansfield		MA	02048
Ç	Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.			È	EFFECTIVE DATE:

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is:
Somanetics Corporation
2.	The identification number assigned by the Bureau is:	261 - 155

3.	All former names of the corporation are:
N/A

4.	The date of filing the original Articles of Incorporation was:	January 15, 1982

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

Somanetics Corporation

ARTICLE II

The purpose or purposes for which the corporation is formed are:

to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares: Common Shares 1,000 Preferred shares 0 A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.	The name of the resident agent:	The Corporation Company

2.	The address of the registered office is:

	30600 Telegraph Road Suite 2345	Bingham Farms	, Michigan	48025-5720
	(Street Address)	(City)		(ZIP Code)

3.	The mailing address of the registered office, if different than above:

, Michigan
	(Street Address or P.O. Box)	(City)		(ZIP Code)

ARTICLE V (Optional, Delete if not applicable)

N/A

ARTICLE VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

5.

COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

	a.	☐

These Restated Articles of Incorporation were duly adopted on the                      day of                                 ,                     , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this                                          day of                                                              ,                             .

(Signatures of Incorporators; Type or Print Name Under Each Signature)

	b.	☒	These Restated Articles of Incorporation were duly adopted on the 28th day of July, 2010, in accordance with the provisions of Section 642 of the Act: (check one of the following)

☐       by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐       by the shareholders at a meeting in accordance with section 611(3) of the Act.

☐       were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by Less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☒       were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

Signed this 28th day of July, 2010

			By	/s/ Matthew J. Nicolella
(Signature of an authorized officer or agent) Matthew J. Nicolella (Type or Print Name)

BCS/CD-510 (Rev. 05/10)

Name of person or organization remitting fees:	Preparer’s name and business telephone number:
Somanetics Corporation	Adam P. Small, Esq.
(617) 570-8304